EXHIBIT 99.1
                                                                    ------------

P R E S S   R E L E A S E
================================================================================
                                    Investor Contact: Denise Gillen 212.318.7516
                                        Media Contact: Nancy Murray 212.813.7862


           POLO RALPH LAUREN REPORTS FIRST QUARTER FISCAL 2006 RESULTS

  FIRST QUARTER REVENUES UP 24%; OPERATING PROFIT INCREASED 306%; EPS UP 300%
   COMPANY RAISES EPS OUTLOOK FOR FISCAL YEAR 2006 TO RANGE OF $2.85 TO $2.92

================================================================================

New York (August 9, 2005) - Polo Ralph Lauren Corporation (NYSE: RL) today reported net income of $50.7 million, or $0.48 per diluted share, for the first quarter of Fiscal 2006 compared to net income of $12.7 million, or $0.12 per diluted share, for the first quarter of Fiscal 2005.

Net revenues for the first quarter increased 24% to $752 million compared to $606 million in the first quarter last year. Gross profit was $414 million, an increase of 31%, compared to $316 million in the first quarter of Fiscal 2005. Gross margin rate improved 300 basis points in the first quarter to 55.1% of revenues compared to 52.1% last year, reflecting improvements in both our wholesale and retail segments resulting from a continued focus on inventory management, sourcing efficiencies and better sell-throughs. Operating expenses as a percent of revenues improved 440 basis points in the first quarter to 44.4% compared to 48.8% for the first quarter last year. SG&A expenses were $334 million compared to $296 million in the first quarter of Fiscal 2005.

"We continue to be excited by the strong customer response to our brand and its growing appeal," said Ralph Lauren, Chairman and Chief Executive Officer. "One of the keys to our success is that we are not about a season or a fashion moment. We are unique in our industry. The breadth and depth of our brands across all product categories distributed through multiple channels and in multiple geographies show the strength of our business."

"Looking ahead, this will be a very significant year for our business," Mr. Lauren continued. "We will continue to invest in the rollout of our international expansion, further develop our luxury accessories business and expand our global specialty stores. We continue to be pleased by our ongoing progress and are excited about the many opportunities we see ahead."

 "There are four primary growth drivers in our business: Expansion of specialty stores, international development, new merchandise opportunities and strong margin increases as a result of leveraging our global infrastructure," said Roger Farah, President and Chief Operating Officer. "We advanced our multi-year strategy by improving comparable store sales, expanding our international presence, with particular growth in Europe, and driving better sell-throughs in specialty and better department stores. In addition, we continue to enjoy the benefits of a number of operating improvements in global sourcing and product presentation and merchandising."

Mr. Farah continued, "Our operating margin performance was particularly strong this quarter due to strong sell-throughs on spring and summer products, as well as progress on the integration of our global infrastructure and improvement to supply chain execution. We will continue to invest in the business during the year, with increases in advertising campaigns, as well as the retail expansion in Asia as we open our first major store in Tokyo in March."

FIRST QUARTER FISCAL 2006 SEGMENT REVIEW

WHOLESALE Sales in wholesale were $337 million, up 41% over last year. Operating profit was $46 million, up from a loss of $2.6 million last year. Growth in our wholesale segment this quarter was driven by strong contributions from childrenswear, solid demand for menswear and continued expansion of our business throughout Europe.

RETAIL Retail sales were $357 million, up 15% from last year, and operating profit was $36 million, up 46% from $24 million in the same period last year. Retail segment operating margins improved 210 basis points in the quarter with comparable store sales up 7.3%, driven largely by improved sell-throughs at full price. Comparable retail store sales increased 7.1% at Ralph Lauren stores, 6.5% in our factory stores and 12.6% at Club Monaco stores. Ralph Lauren Media revenues increased 22%.

LICENSING Licensing revenues were $57 million, up slightly from last year, and operating profit was $35 million, up 11% from $32 million in the comparable quarter last year. We continue to see licensing as an important part of our business and enjoyed strong response to our Chaps for men domestic product lines and in international regions.


RECENT DEVELOPMENTS

     o PROGRESS IN DEVELOPMENT OF ACCESSORIES BUSINESS: On July 15, 2005, we completed the acquisition of Ralph Lauren Footwear Co., Inc., our global licensee for footwear for men, women and children, for $108 million in cash, advancing our strategy to develop a global luxury accessories business. We intend to develop this business to capitalize on what we believe is a strong long-term opportunity for us in both wholesale and retail.

     o INVENTORY IMPROVEMENTS: We continue to make excellent progress in managing our inventory levels and turnover. Inventory was $468 million compared to $432 million last year, and inventory turnover was 3.8x this year compared to 3.4x a year ago. Inventory levels increased 8% on a 27% sales increase in our wholesale and retail businesses.

     o STORE COUNT: At the end of the first quarter, we operated 282 stores, with 2.2 million square feet, compared to 260 stores, with 2.0 million square feet, at the end of the first quarter last year. Our retail group consists of 59 Ralph Lauren stores, three Rugby stores, 70 Club Monaco stores, 128 Polo factory stores, 17 Polo Jeans Co. factory stores, and five Club Monaco factory stores.

FISCAL 2006 OUTLOOK AS COMPARED TO FISCAL 2005 GAAP RESULTS

FULL YEAR FISCAL 2006 OUTLOOK

     o EARNINGS PER SHARE (EPS) are expected to be in the range of $2.85 to $2.92, an increase from previous expectations. While the Company's projected results reflect strong operating performance, they will be somewhat offset by an increase in dilution from the acquisition of Ralph Lauren Footwear, a higher tax rate, the effect of a higher share count and the effect of unfavorable exchange rates.
     o CONSOLIDATED REVENUE growth is projected to be high single digit, reflecting high single digit growth in wholesale sales, low-teens growth in retail sales and licensing royalty flat to last year.
     o OPERATING MARGINS are expected to increase in a range of 400 to 450 basis points reflecting expansion in our wholesale and retail segments somewhat offset by a decrease in net licensing income.
     o INTEREST INCOME, NET OF INTEREST EXPENSE is expected to be approximately $2.0 million based on higher interest rates on higher cash balances.
     o OTHER INCOME, EXPENSE is expected to be an expense of approximately $3.6 million primarily due to the minority interest related to Ralph Lauren Media.
     o THE CONSOLIDATED TAX RATE is expected to be 37.2% and the Company expects to have 106.6 million SHARES OUTSTANDING compared to 104 million shares last year.

SECOND QUARTER FISCAL 2006 OUTLOOK

     o CONSOLIDATED REVENUE growth is projected to be low double digits, reflecting high single digit growth in wholesale sales as we deliver our fall merchandise, mid-teens growth in retail sales and licensing royalty flat to last year.
     o OPERATING MARGINS are expected to increase in a range of 150 to 200 basis points reflecting expansion in our wholesale and retail segments with a decrease in net licensing income.
     o INTEREST INCOME, NET OF INTEREST EXPENSE is expected to be slightly positive based on higher interest rates on higher cash balances.
     o OTHER INCOME, EXPENSE is expected to be an expense of approximately $2.0 million primarily due to the minority interest related to Ralph Lauren Media.
     o THE CONSOLIDATED TAX RATE is expected to be 37.1% and the Company expects to have 106.2 million SHARES OUTSTANDING compared to 103.6 million last year.

SECOND HALF FISCAL 2006 OUTLOOK

     o CONSOLIDATED REVENUE growth is projected to be mid-single digit, reflecting a slight decrease in wholesale sales, low-double digits growth in retail sales and licensing royalty flat to last year.
     o OPERATING MARGINS are expected to increase in a range of 450 to 500 basis points.
     o INTEREST INCOME, NET OF INTEREST EXPENSE is expected to be approximately $1.5 million based on higher interest rates on higher cash balances.
     o OTHER INCOME, EXPENSE is expected to be an expense of approximately $2.0 million primarily due to the minority interest related to Ralph Lauren Media.
     o THE CONSOLIDATED TAX RATE is expected to be 37.1% and the Company expects to have approximately 107.4 million SHARES OUTSTANDING compared to 104.8 million last year.

CONFERENCE CALL

As previously announced, we will host a conference call and live online broadcast today at 9:00 A.M. Eastern. The dial-in number is 1-719-457-2680. The online broadcast is accessible at HTTP://INVESTOR.POLO.COM

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 37 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Ralph Lauren", "Black Label", "Blue Label", "Lauren by Ralph Lauren", "Polo Jeans Co.", "RRL", "RLX", "Rugby", "RL Childrenswear", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to HTTP://INVESTOR.POLO.COM.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING CURRENT EXPECTATIONS ABOUT THE COMPANY'S FUTURE RESULTS AND CONDITION, INCLUDING SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; RISKS ARISING OUT OF LITIGATION OR TRADEMARK CONFLICTS, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

Attached are the Consolidated Statements of Income and Net Revenues and Income from Operations for the three-month periods ended July 2, 2005 and July 3, 2004, as restated; the Consolidated Balance Sheets as of July 2, 2005 and July 3, 2004, as restated; Consolidated Statements of Income and Net Revenues and Income from Operations for the three-month period ended October 2, 2004, as restated; and Consolidated Statements of Income and Net Revenues and Income from Operations for the three-month period ended January 1, 2005, as restated.


                                     # # # #
                                  Tables Follow
                                       ###

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                (In thousands, except share and per share data)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                         -----------------------------------
                                                                              JULY 2,              JULY 3,
                                                                               2005                 2004
                                                                         -------------         -------------
                                                                                                (AS RESTATED
                                                                                                 SEE NOTE B)
Wholesale Net Sales                                                      $     337,199         $     239,024
Retail Net Sales                                                               357,404               310,040
                                                                         -------------         -------------

NET SALES                                                                      694,603               549,064

Licensing Revenue                                                               57,339                56,942
                                                                         -------------         -------------

NET REVENUES                                                                   751,942               606,006

Cost of Goods Sold                                                             337,514               290,478
                                                                         -------------         -------------

GROSS PROFIT                                                                   414,428               315,528

Depreciation and Amortization Expense                                           28,662                23,922
Other SG&A Expenses                                                            305,545               271,121
Restructuring Charge                                                                --                   731
                                                                         -------------         -------------
TOTAL SG&A EXPENSES                                                            334,207               295,774

Income From Operations                                                          80,221                19,754

Foreign Currency (Gains) Losses                                                    (41)                  211

Interest (Income) Expense, net                                                    (433)                1,627
                                                                         -------------         -------------

Income Before Income Taxes and Other Income                                     80,695                17,916

Provision for Income Taxes                                                      30,343                 6,316
                                                                         -------------         -------------

Income after Tax                                                                50,352                11,600

Other (Income) Expense, net (A)                                                   (355)               (1,125)
                                                                         -------------         -------------

NET INCOME                                                               $      50,707         $      12,725
                                                                         =============         =============

NET INCOME PER SHARE - BASIC                                             $        0.49         $        0.13
                                                                         =============         =============

NET INCOME PER SHARE - DILUTED                                           $        0.48         $        0.12
                                                                         =============         =============

Weighted Average Shares Outstanding - Basic                                103,048,000           100,481,000
                                                                         =============         =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted          105,491,000           102,802,000
                                                                         =============         =============

Dividends declared per share                                             $        0.05         $        0.05
                                                                         =============         =============

(A) Includes Equity Investment Income of $1,795 and $1,988 net of Minority Interest Expense of $828 and $500 for FY06 and FY05 (as restated), respectively. Also includes $612 and $363 of Minority Interest Expense for RL Media for FY06 and FY05 (as restated), respectively.

(B)  Restated for change in lease accounting and the consolidation of RL Media.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                              JULY 2,            JULY 3,
                                                                                2005               2004
                                                                           -----------         -----------
                                                                                               (AS RESTATED
                                                                                                SEE NOTE A)

                                     ASSETS
Current assets
  Cash and cash equivalents                                                $   522,327         $   197,425
  Accounts receivable, net of allowances                                       275,598             252,410
  Inventories                                                                  467,610             432,320
  Deferred tax assets                                                           70,730              24,854
  Prepaid expenses and other                                                   111,220              69,714
                                                                           -----------         -----------

                                                                             1,447,485             976,723

Property and equipment, net                                                    488,728             430,939
Deferred tax assets                                                             34,634              66,182
Goodwill, net                                                                  547,752             578,546
Intangibles, net                                                                46,043              18,746
Other assets                                                                   179,172             177,659
                                                                           -----------         -----------

                                                                           $ 2,743,814         $ 2,248,795
                                                                           ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                         $   160,324         $   133,103
  Income tax payable                                                            55,689              40,323
  Accrued expenses and other                                                   375,744             251,970
                                                                           -----------         -----------
                                                                               591,757             425,396

Long-term debt                                                                 269,149             278,983
Other noncurrent liabilities                                                   139,785             107,026

Stockholders' equity
  Common Stock                                                                   1,099               1,065
  Additional paid-in-capital                                                   715,784             599,284
  Retained earnings                                                          1,133,048             927,945
  Treasury Stock, Class A, at cost (4,215,908 and 4,156,300 shares)            (81,629)            (79,344)
  Accumulated other comprehensive income                                        19,341              24,702
  Unearned compensation                                                        (44,520)            (36,262)
                                                                           -----------         -----------

                     TOTAL STOCKHOLDERS' EQUITY                              1,743,123           1,437,390
                                                                           -----------         -----------

                                                                           $ 2,743,814         $ 2,248,795
                                                                           ===========         ===========

(A) Restated for change in lease accounting, the consolidation of RL Media, reclassification between Cash & Accounts Receivable for credit card collections and certain other reclassifications.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                     NET REVENUES AND INCOME FROM OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

The net revenues and income from operations for the periods ended July 2, 2005 and July 3, 2004 for each segment were as follows:

                                                    THREE MONTHS ENDED
                                               ----------------------------
                                                 JULY 2,           JULY 3,
                                                  2005              2004
                                               ----------        ----------
                                                                (AS RESTATED
                                                                 SEE NOTE A)
NET REVENUES:
  Wholesale                                    $  337,199        $  239,024
  Retail                                          357,404           310,040
  Licensing                                        57,339            56,942
                                               ----------        ----------
                                               $  751,942        $  606,006
                                               ----------        ----------

INCOME (LOSS) FROM OPERATIONS:
  Wholesale                                    $   46,269        $   (2,633)
  Retail                                           35,650            24,444
  Licensing                                        35,212            31,847
  Corporate                                       (36,910)          (33,173)
                                               ----------        ----------
                                               $   80,221        $   20,485
Less: Unallocated Restructuring Charge                 --               731
                                               ----------        ----------
                                               $   80,221        $   19,754
                                               ----------        ----------


(A)  Restated for change in lease accounting and the consolidation of RL Media.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                (In thousands, except share and per share data)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                         -----------------------------------
                                                                           OCTOBER 2,            OCTOBER 2,
                                                                              2004                  2004
                                                                         -------------         -------------
                                                                        (AS PREVIOUSLY          (AS RESTATED
                                                                            REPORTED)             SEE NOTE B)

Wholesale Net Sales                                                      $     502,563         $     502,563
Retail Net Sales                                                               318,978               330,912
                                                                         -------------         -------------

NET SALES                                                                      821,541               833,475

Licensing Revenue                                                               62,139                62,139
                                                                         -------------         -------------

NET REVENUES                                                                   883,680               895,614

Cost of Goods Sold                                                             445,925               449,580
                                                                         -------------         -------------

GROSS PROFIT                                                                   437,755               446,034

Depreciation and Amortization Expense                                           23,724                26,664
Other SG&A Expenses                                                            289,462               296,204
Restructuring Charge                                                               897                   897
                                                                         -------------         -------------
TOTAL SG&A EXPENSES                                                            314,083               323,765

Income From Operations                                                         123,672               122,269

Foreign Currency (Gains) Losses                                                 (3,145)               (3,145)

Interest (Income) Expense, net                                                   2,045                 2,042
                                                                         -------------         -------------

Income Before Income Taxes and Other Income                                    124,772               123,372

Provision for Income Taxes                                                      44,294                43,391
                                                                         -------------         -------------

Income after Tax                                                                80,478                79,981

Other (Income) Expense, net (A)                                                     71                   713
                                                                         -------------         -------------

NET INCOME                                                               $      80,407         $      79,268
                                                                         =============         =============

NET INCOME PER SHARE - BASIC                                             $        0.79         $        0.78
                                                                         =============         =============

NET INCOME PER SHARE - DILUTED                                           $        0.78         $        0.77
                                                                         =============         =============

Weighted Average Shares Outstanding - Basic                                101,192,000           101,192,000
                                                                         =============         =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted          103,571,000           103,571,000
                                                                         =============         =============

Dividends declared per share                                             $        0.05         $        0.05
                                                                         =============         =============

(A) Includes Equity Investment Income of $1,188 and $1,188 net of Minority Interest Expense of $1,904 and $1,904 for FY05 (as reported) and FY05 (as restated), respectively. Also includes $0 and $(3) of Minority Interest Expense for RL Media for FY05 (as reported) and FY05 (as restated), respectively. FY05 (as reported) includes $645 of Dividend Income from RL Media.

(B)  Restated for change in lease accounting and the consolidation of RL Media.

The net revenues and income from operations for the period ended October 2, 2004 as previously reported and as restated for each segment were as follows:

                                                                                  THREE MONTHS ENDED
                                                                         -----------------------------------
                                                                           OCTOBER 2,            OCTOBER 2,
                                                                              2004                  2004
                                                                         -------------         -------------
                                                                        (AS PREVIOUSLY          (AS RESTATED
                                                                            REPORTED)             SEE NOTE B)

Net revenues:
  Wholesale                                                              $     502,563         $     502,563
  Retail                                                                       318,978               330,912
  Licensing                                                                     62,139                62,139
                                                                         -------------         -------------
                                                                         $     883,680         $     895,614
                                                                         =============         =============

Income (Loss) from operations:
  Wholesale                                                              $      81,512         $      99,874
  Retail                                                                        23,172                19,251
  Licensing                                                                     19,885                42,637
  Corporate                                                                         --               (38,596)
                                                                         -------------         -------------
                                                                         $     124,569         $     123,166
Less: Unallocated Restructuring Charge                                             897                   897
                                                                         -------------         -------------
                                                                         $     123,672         $     122,269
                                                                         =============         =============

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                (In thousands, except share and per share data)
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                                         -----------------------------------
                                                                           JANUARY 1,            JANUARY 1,
                                                                              2005                  2005
                                                                         -------------         -------------
                                                                        (AS PREVIOUSLY          (AS RESTATED
                                                                            REPORTED)            SEE NOTE B)

Wholesale Net Sales                                                      $     427,445         $     427,445
Retail Net Sales                                                               402,613               416,194
                                                                         -------------         -------------

NET SALES                                                                      830,058               843,639

Licensing Revenue                                                               57,935                57,935
                                                                         -------------         -------------

NET REVENUES                                                                   887,993               901,574

Cost of Goods Sold                                                             449,960               455,498
                                                                         -------------         -------------

GROSS PROFIT                                                                   438,033               446,076

Depreciation and Amortization Expense                                           26,096                26,745
Other SG&A Expenses                                                            296,885               302,923
Restructuring Charge                                                               218                   218
                                                                         -------------         -------------
TOTAL SG&A EXPENSES                                                            323,199               329,886

Income From Operations                                                         114,834               116,190

Foreign Currency (Gains) Losses                                                   (400)                 (400)

Interest (Income) Expense, net                                                   1,996                 1,989
                                                                         -------------         -------------

Income Before Income Taxes and Other Income                                    113,238               114,601

Provision for Income Taxes                                                      40,199                40,280
                                                                         -------------         -------------

Income after Tax                                                                73,039                74,321

Other (Income) Expense, net (A)                                                 (1,803)                 (715)
                                                                         -------------         -------------

NET INCOME                                                               $      74,842         $      75,036
                                                                         =============         =============

NET INCOME PER SHARE - BASIC                                             $        0.73         $        0.74
                                                                         =============         =============

NET INCOME PER SHARE - DILUTED                                           $        0.72         $        0.72
                                                                         =============         =============

Weighted Average Shares Outstanding - Basic                                101,896,000           101,896,000
                                                                         =============         =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted          104,325,000           104,325,000
                                                                         =============         =============

Dividends declared per share                                             $        0.05         $        0.05
                                                                         =============         =============

(A) Includes Equity Investment Income of $2,607 and $2,607 net of Minority Interest Expense of $804 and $804 for FY05 (as reported) and FY05 (as restated), respectively. Also includes $0 and $1,088 of Minority Interest Expense for RL Media for FY05 (as reported) and FY05 (as restated), respectively.

(B)  Restated for change in lease accounting and the consolidation of RL Media.

The net revenues and income from operations for the period ended January 1, 2005 as previously reported and as restated for each segment were as follows:

                                                                                 THREE MONTHS ENDED
                                                                         -----------------------------------
                                                                           JANUARY 1,            JANUARY 1,
                                                                              2005                  2005
                                                                         -------------         -------------
                                                                        (AS PREVIOUSLY          (AS RESTATED
                                                                            REPORTED)            SEE NOTE B)

Net revenues:
  Wholesale                                                              $     427,445         $     427,445
  Retail                                                                       402,613               416,194
  Licensing                                                                     57,935                57,935
                                                                         -------------         -------------
                                                                         $     887,993         $     901,574
                                                                         =============         =============

Income (Loss) from operations:
  Wholesale                                                              $      47,653         $      61,742
  Retail                                                                        49,459                49,174
  Licensing                                                                     17,940                37,079
  Corporate                                                                         --               (31,587)
                                                                         -------------         -------------
                                                                         $     115,052         $     116,408
Less: Unallocated Restructuring Charge                                             218                   218
                                                                         -------------         -------------
                                                                         $     114,834         $     116,190
                                                                         =============         =============